EXHIBIT 10.1

MASTER SETTLEMENT AGREEMENT

This MASTER SETTLEMENT AGREEMENT (the “Agreement”) is made as of this ___ day of July, 2013 by and among Indigo-Energy, Inc., Richard W. Barry, the Court appointed Receiver for Indigo-Energy, Inc. (the “Indigo Receiver”), Carr Miller Capital, LLC, Michael P. Pompeo, the Court appointed Receiver for Carr Miller Capital LLC (the “CMC Receiver”), the undersigned shareholders of Indigo-Energy, Inc. (the “Shareholders”), and New Hope Partners LLC, a Nevada limited liability company formed by the Shareholders (“Newco”).

BACKGROUND

A.          On December 15, 2010 (the “Receivership Date”), Paula T. Dow, Attorney General of New Jersey on behalf of Marc B. Minor, Chief of the New Jersey Bureau of Securities (the “Bureau”) filed a Verified Complaint and an Ex Parte Order to Show Cause for Temporary Restraints, Ancillary Relief and Appointment of a Receiver in the Superior Court of New Jersey, County of Essex (the “Court”) alleging that Everett Charles Ford Miller (“Miller”), Carr Miller Capital LLC (“Carr Miller”), among other defendants, violated numerous New Jersey Uniform Securities Laws (the “Receivership Action”). Indigo-Energy, Inc. (“Indigo”) was named as a Nominal Defendant in the Receivership Action.

B.          By Consent Order dated February 4, 2011, and Order dated May 11, 2011 (the “Receivership Orders”), the Court appointed Michael P. Pompeo as Receiver for Miller and Carr Miller.

C.           By Consent Order dated February 4, 2011, the Court appointed Richard W. Barry as a third-party independent Fiscal Agent (the “Fiscal Agent”) for Indigo.

D.          Between 2007 and 2010, Carr Miller loaned in excess of $7 million to Indigo at varying rates of interest (the “Loans”). On March 25, 2010, Indigo and Carr Miller entered into that certain Modification and Consolidation Agreement (the “Modification and Consolidation Agreement”), whereby the outstanding promissory notes evidencing the Loans were amended and replaced by a revised promissory note in the principal amount of $8,376,169 (the “Consolidated Note”). With accrued and unpaid interest, Indigo owes the sum of not less than $11.2 million to Carr Miller under the Modification and Consolidation Agreement and Consolidated Note (the “Unsecured Debt”).

E.          Carr Miller is the owner of 284,153,457 shares of common stock in Indigo. A list of Indigo stock certificates owned by Carr Miller (the “Carr Miller Shares”) is annexed hereto as Schedule A.

F.          On November 1, 2012, the Court in the Receivership Action entered an Order appointing the Fiscal Agent as Receiver for Indigo.

G.          Shareholders are the owners of shares of Indigo common stock. Shareholders, through Newco, desire to purchase the Unsecured Debt and Carr Miller Shares as compromised herein.

H.          The CMC Receiver and Indigo Receiver intend that this Agreement will resolve all claims by and between Carr Miller and Indigo without exposing either party to any further costs or uncertainty of the outcome, compromise and settle the Unsecured Debt and Carr Miller Shares, and deliver and exchange mutual general releases upon the approval of this Agreement by the Court.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants, and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree, subject to Court approval, as follows:

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1.          Effectiveness. The effectiveness of this Agreement is contingent upon the entry of an order by the Court as provided in Paragraph 9 below (the “Approval Order”) on notice to creditors of Indigo and Carr Miller. The effective date of this Agreement shall be the first business day following the entry of the Approval Order (the “Effective Date”).

2.          Payment to CMC Receiver. Newco shall pay the sum of $225,000 in cash to the CMC Receiver (the “Newco Payment”) as follows:

a.	$115,000 by wire transfer to an account designated by the CMC Receiver on the later of (i) the Effective Date, or (ii) 30 days after the Execution Date subject to the occurrence of the Effective Date (the “1st Payment Date”);

b.	$50,000 by wire transfer to an account designated by the CMC Receiver within 180 days of the 1st Payment Date (the “2nd Payment Date”); and

c.	$60,000 by wire transfer to an account designated by the CMC Receiver within 180 days of the 2nd Payment Date.

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3.          Unsecured Debt. The Unsecured Debt due from Indigo to Carr Miller shall be reduced to the amount of $8,750,000 (the “Compromised Debt”). On the Effective Date, Carr Miller shall be deemed to have transferred and assigned its right, title and interest in and to the Compromised Debt to Newco. The CMC Receiver shall retain a twelve percent (12%) participation interest in the Compromised Debt, as described below. Newco shall have the exclusive right to settle, compromise, exchange, convert or cancel or take any other action as to the Compromised Debt in its sole discretion; provided, however, Newco agrees to pay over and deliver to the CMC Receiver twelve percent (12%) of any cash proceeds or other assets or consideration that Newco realizes from any action taken with respect to the Compromised Debt and twelve percent (12%) of any securities issued by Indigo resulting from conversion of any of the Compromised Debt and Compromised Debt Notes to Indigo securities (of equal class and priority) (the “Receiver Participation Interest”).

4.          Carr Miller Shares. On the Effective Date, Carr Miller shall be deemed to have sold and transferred all of its right, title and interest to 224,153,457 shares of the Carr Miller Shares to Newco (the “Newco Shares”). Indigo shall cause to be issued a replacement stock certificate representing 60,000,000 shares of the Carr Miller Shares in the name of “Michael Pompeo, Receiver for Carr Miller Capital, LLC.”

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5.           Security for Newco’s Obligations. Newco’s obligations set forth in Paragraphs 2 and 3 above shall be secured by the Newco Shares. Newco pledges and grants to the CMC Receiver a first priority, perfected security interest in and lien on the following property: (a) all of Newco’s right, title and interest in and to all present and future cash proceeds or other assets or consideration or issued securities as described in paragraph 3 above; and (b) all substitutions therefor, all interest earned, and all proceeds thereof of any kind or character. The Newco Shares shall be held by the CMC Receiver pending satisfaction of Newco’s obligations set forth in Paragraph 2 above, provided however, (a) upon payment of the initial $115,000 under paragraph 2, the CMC Receiver shall release his security interest in and turnover one hundred million (100,000,000) of the Newco Shares to Newco without any further action required by the parties, and Newco is free to take any action with respect to such released security; (b) upon payment in full of the remaining $110,000 under Paragraph 2(b) and (c), the CMC Receiver’s security interest in the remaining Newco Shares shall be deemed released and the Receiver shall turnover the remaining Newco Shares to Newco without any further action required by the parties. So long as Newco has not defaulted on its obligations under Paragraphs 2 and 3, it shall be entitled to exercise all voting rights with respect to the Newco Shares. In the event of a default by Newco under Paragraphs 2 or 3, the CMC Receiver shall be entitled to exercise all voting rights with respect to the Newco Shares in the CMC Receiver’s possession. Indigo shall not issue any securities, or issue new debt or transfer any cash or other assets or consideration in exchange for, or in satisfaction of, the Compromised Debt, in whole or in part, without first or simultaneously delivering the Receiver Participation Interest to the CMC Receiver. In the event of a default by Newco under Paragraphs 2 or 3 and upon the written request of the CMC Receiver, Indigo shall cause the Newco Shares in the CMC Receiver’s possession to be transferred back to the CMC Receiver or his designee. The parties agree to execute such additional documents as may be necessary or advisable to effectuate the intent of this paragraph.

6.           Assignment of Claims and Causes of Action. On the Effective Date, the Indigo Receiver shall assign and transfer all statutory claims and causes of action held by him as the Indigo Receiver and all claims and causes of action held by Indigo to the CMC Receiver (collectively, the “Assigned Claims”), except for claims expressly released herein. For avoidance of doubt, claims against Indigo’s former professionals and transferees of interests of Indigo or Carr Miller property including, without limitation, Reef LLC, Mary Demetree, Robert Turnage, and Epicenter Oil and Gas, LLC, shall be and are transferred and assigned to the CMC Receiver.

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7.           Indigo Receiver Fees. Within 30 days of the Effective Date and subject to the receipt of the Newco Payment as set forth in Paragraph 3.a, the CMC Receiver shall pay the sum of $25,000.00 to the Indigo Receiver as full and final compensation for services rendered as the Receiver and Fiscal Monitor for Indigo.

8.           Motion for Approval Order and Dismissal of Indigo Receivership. As soon as practical after the Execution Date, the Indigo Receiver and CMC Receiver shall file a joint motion seeking the entry of the Approval Order, substantially in the form attached as Exhibit C hereto, which shall provide as follows:

a.	Approve the terms of this Agreement, including authorizing the Indigo Receiver and CMC Receiver to exchange the Releases set forth in Paragraph 9;

b.	Authorize and approve the transfer and assignment of Assigned Claims by the Indigo Receiver to the CMC Receiver;

c.	Authorize the CMC Receiver to prosecute the Assigned Claims;

d.	Authorize and direct the transfer and/or reissuance of Carr Miller Shares as provided in Paragraph 4 without the need for posting of a bond by Indigo, the Indigo Receiver, the CMC Receiver or Newco;

e.	Vacate the Order appointing a receiver for Indigo or otherwise dismiss the receivership over Indigo;

f.	Discharge the Indigo Receiver; and

g.	Approve and authorize the payment of final compensation and reimbursement of expenses to the Indigo Receiver/Fiscal Monitor.

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9.           Releases.

a.	Release of Indigo and the Indigo Receiver. In further consideration for this Agreement, effective upon the Effective Date, CMC Receiver, on behalf of Carr Miller and all Carr Miller entities for which the CMC Receiver has been appointed receiver, hereby forever waives, releases and discharges Indigo, the Indigo Receiver, and their current professionals, of and from any and all manner of action and actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity, now known or unknown, or hereafter becoming known, for, upon, or by reason of any matter, cause or thing arising under and/or related to the Receivership Action and/or Indigo, from the beginning of time through the Effective Date.

b.	Release of Shareholders. In further consideration for this Agreement, effective upon the Effective Date, CMC Receiver, on behalf of Carr Miller and all Carr Miller entities for which the CMC Receiver has been appointed receiver, hereby forever waives, releases and discharges the Shareholders, and their successors, assigns, heirs, executors, and administrators, of and from any and all manner of action and actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity, now known or unknown, or hereafter becoming known, for, upon, or by reason of any matter, arising under and/or related to their equity and debt interests in Indigo, from the beginning of time through the Effective Date. For avoidance of doubt, this release as to Shareholder Steven Durdin does not pertain to any Carr Miller matters unrelated to Indigo with which he may have been involved.

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c.	Release of Carr Miller. In further consideration for this Agreement, effective upon the Effective Date, Indigo Receiver, on behalf of himself and Indigo, the Shareholders, and Newco, hereby forever waive, release and discharge the CMC Receiver and Carr Miller and all Carr Miller entities for which the CMC Receiver has been appointed receiver, their estates and their successors, assigns, affiliates, heirs, executors, administrators, of and from any and all manner of action and actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity, now known or unknown, or hereafter becoming known, for, upon, or by reason of any matter, cause or thing arising under and/or related to Indigo or Carr Miller, from the beginning of time through the Effective Date.

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d.	Limitation on Releases. Nothing herein is intended to release any party’s obligations arising under this Agreement and for avoidance of doubt, nothing herein is intended to release, impair or prejudice the Assigned Claims.

10.         Access. Indigo shall cooperate and assist the CMC Receiver in the commission of his duties in connection with the Assigned Claims, such cooperation shall include providing the CMC Receiver with access to and copies of Indigo’s documents and records upon reasonable notice.

11.         Non-disparagement. The parties agree not to make any statement that disparages or is derogatory to any other party to this Agreement pertaining to the subject matter of this Agreement or to make or issue, or authorize the making or issuing, of any press release pertaining to this matter unless such press release is reviewed and approved in advance and in writing by Newco, Indigo, the Shareholders and the CMC Receiver; provided, however, that in the event of any dispute, including, but no limited to, litigation between the CMC Receiver, Indigo, Newco or the Shareholders arising out of any contractual obligation or relationship, under this Agreement or any other agreement to which they are parties, such dispute shall not constitute violation of this paragraph 11.

12.         Attorney Review. The Parties acknowledge that they have had time to consult with counsel of their own choice prior to entry into this Agreement. The wording of this Agreement was reviewed and accepted by legal counsel for the Parties prior to it being signed.

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13.         Governing Law, Choice of Forum, Costs and Fees. This Agreement shall be interpreted, construed, and enforced under and according to the laws of the State of New Jersey, without regard to the choice of law rules of that or any other jurisdiction. The Parties agree that any dispute, claim, or controversy to enforce or interpret this Agreement, or alleging the breach hereof, shall be resolved exclusively in the State of New Jersey in the Receivership Action. IN ANY ACTION BROUGHT TO ENFORCE ANY BREACH OF THIS AGREEMENT OR INTERPRET THIS AGREEMENT, OR ALLEGING THE BREACH HEREOF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER ITS REASONABLE EXPENSES AND COSTS, INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS’ FEES.

14.         Entire Agreement.         This Agreement, including the documents incorporated herein by reference, constitutes the entire agreement of the parties concerning the subject matter hereof, and shall not be amended, modified or supplemented unless by written agreement executed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement supercedes all prior written and oral agreements among the parties concerning the subject matter hereof.

15.         Counterparts. This Agreement may be signed by facsimile copies, pdf, or otherwise in counterparts, each of which shall be deemed an original, but all originals together shall constitute only one and the same instrument, and it shall be deemed fully executed when signed by all Parties whether the signatures of all Parties appear on the original or one or more copies of this Agreement.

16.         No Assignment.         The rights and obligations under this Agreement shall not be assignable to any person except with the written consent of the non-assigning parties and except for the CMC Receiver, who may assign his rights, interests and obligations under this Agreement pursuant to a plan of distribution approved by the Court in the Receivership Action.

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17.         Further Assurance.         Each of the Shareholders and Newco hereby agrees from time-to-time upon request of the CMC Receiver, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by and to carry out the intent of this Agreement.

18.         Construction.   Each Party to this Agreement has participated in the drafting and preparation of this Agreement. Neither this Agreement nor any of its terms hereof shall be construed under a doctrine of contract interpretation (including but not limited to, the doctrine of contra proferentum) that construes the document against a Party or its representatives merely by reason of such Party having responsibility for drafting or mutually proposing the Agreement or any portion of it.

19.         Headings.         The headings set forth herein are for the convenience of reference only and shall not be used in the interpretation or construction of this Agreement.

20.         Signatures.         The Parties understand and agree to the terms of this Agreement. The undersigned acknowledge that they have read this Agreement, and that they understand all of its terms and execute it voluntarily and with full knowledge of its significance and consequences thereof. Each Party represents and warrants that it has had the opportunity to receive independent legal advice from attorneys of their choice with respect to the advisability of making the settlement and release provided herein and of executing this Agreement. Before the execution of the Agreement, each Party and/or its attorneys have reviewed the Agreement and have had the opportunity to negotiate revisions to the Agreement.

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21.       Authority.     The signatories hereto represent and warrant that they have full authority to execute this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

WITNESS:	INDIGO-ENERGY, INC.

/s/ Richard Barry
Richard Barry, Receiver

WITNESS:	CARR MILLER CAPITAL, LLC

Michael Pompeo, Receiver

WITNESS:	New Hope Partners LLC

Diane Jacobs	/s/ James Dunn
By:
TItle:

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WITNESS:	SHAREHOLDERS, as follows:

/s/ James Dunn
Name: James Dunn

WITNESS:

/s/ Jerry Braatz, Jr.	/s/ James Walter, Jr.
Name: James Walter, Jr.

WITNESS:

/s/ James Walter, Jr.	/s/ James C. Walter, Sr.
Name: James Walter, Sr.

WITNESS:

/s/ James Walter, Jr.	/s/ Steven Durdin
Name: Steven Durdin

WITNESS:

/s/ James Walter, Jr.	/s/ Stan Teeple
Name: Stan Teeple

WITNESS:

/s/ James Walter, Jr.	/s/ Michael Foti
Name: Michael Foti

WITNESS:

/s/ James Walter, Jr.	/s/ Ken Goetz
Name: Ken Goetz

WITNESS:

/s/ Jerry Braatz, Jr.	/s/ Jerry Braatz, Sr.
Name: Jerry Braatz, Sr.

WITNESS:

/s/ James Walter, Jr.	/s/ Jerry Braatz, Jr.
Name: Jerry Braatz, Jr.

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